Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan of our report dated February 13, 2020, with respect to the consolidated financial statements of Group 1 Automotive, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

February 24, 2021